UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 4, 2016

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

1-6468	Georgia Power Company (A Georgia Corporation) 241 Ralph McGill Boulevard, N.E. Atlanta, Georgia 30308 (404) 506-6526	58-0257110

The names and addresses of the registrants have not changed since the last report.

This combined Form 8-K is filed separately by two registrants: The Southern Company and Georgia Power Company. Information contained herein relating to each registrant is filed by each registrant solely on its own behalf. Each registrant makes no representation as to information relating to the other registrant.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.        Other Events.
See MANAGEMENT’S DISCUSSION AND ANALYSIS - OVERVIEW - “Proposed Merger with AGL Resources” of The Southern Company (“Southern Company”) in Item 7 and Note 12 to the financial statements of Southern Company under “Southern Company - Proposed Merger with AGL Resources” in Item 8 of Southern Company’s Annual Report on Form 10-K for the year ended December 31, 2015 (the “Form 10-K”) for information regarding the proposed merger of a wholly-owned, direct subsidiary of Southern Company (“Merger Sub”) with and into AGL Resources Inc. (“AGL Resources”) on the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of August 23, 2015, among Southern Company, AGL Resources, and Merger Sub (the “Merger”). See also MANAGEMENT’S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “Retail Regulatory Matters - Georgia Power - Rate Plans” of Southern Company and MANAGEMENT’S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “Retail Regulatory Matters - Rate Plans” of Georgia Power Company (“Georgia Power”) in Item 7 and Note 3 to the financial statements of Southern Company under “Retail Regulatory Matters - Georgia Power - Rate Plans” and of Georgia Power under “Retail Regulatory Matters - Rate Plans” in Item 8 of each company’s Form 10-K for information concerning Georgia Power’s Alternative Rate Plan approved by the Georgia Public Service Commission (“PSC”) for Georgia Power for the years 2014 through 2016 (the “2013 ARP”) and Georgia Power’s requirement to file a general base rate case by July 1, 2016.
On April 4, 2016, Southern Company, AGL Resources, Atlanta Gas Light Company (“Atlanta Gas Light”), a subsidiary of AGL Resources (collectively, the “Joint Petitioners”), all intervening gas marketers, and most other intervenors reached a settlement agreement (the “Merger Settlement

Agreement”) with the Georgia PSC Staff regarding the approval of the Merger. If the Merger Settlement Agreement is approved by the Georgia PSC, the Merger would be approved by the Georgia PSC and the terms and conditions of the Merger Settlement Agreement would become obligations of the Joint Petitioners as well as Georgia Power and SouthStar Energy Services, LLC d/b/a Georgia Natural Gas (“GNG”), a subsidiary of AGL Resources.
Pursuant to the terms and conditions of the Merger Settlement Agreement, among other items: (1) Georgia Power’s 2013 ARP would continue in effect until December 31, 2019 and Georgia Power would be required to file its next retail rate case on July 1, 2019; (2) Georgia Power and GNG would be subject to certain market conditions with respect to the separation of their operations for a period of at least three years following the closing of the Merger, including (a) prohibition of joint sales teams and combination billing, (b) prohibition of Georgia Power call center or customer service representatives encouraging or recommending the selection of GNG as a gas marketer, and (c) prohibition of sharing customer information; and (3) (i) through December 31, 2019, Georgia Power and Atlanta Gas Light (the “Utilities”) would retain the Merger savings, net of transition costs, as defined in the Merger Settlement Agreement, (ii) through December 31, 2022, net Merger savings would be shared on a 60/40 basis between customers and the Utilities, and (iii) thereafter, all Merger savings would be retained by customers.
The Merger Settlement Agreement must be approved by the Georgia PSC, which is currently scheduled to vote on this matter on May 24, 2016. Accordingly, the terms of the Merger Settlement Agreement are subject to change and the terms of any final agreement approved by the Georgia PSC may differ materially from the terms of the Merger Settlement Agreement. The ultimate outcome of this matter cannot be determined at this time.

Cautionary Note Regarding Forward-Looking Statements

Certain information contained in this Current Report on Form 8-K is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning the proposed Merger and the terms and conditions of the Merger Settlement Agreement. Southern Company and Georgia Power caution that there are certain factors that could cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Company and Georgia Power; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in each of Southern Company’s and Georgia Power’s Form 10-K, and subsequent securities filings, could cause actual results to differ materially from management expectations as suggested by such forward-looking information: the impact of recent and future federal and state regulatory changes, as well as changes in application of existing laws and regulations; current and future litigation, regulatory investigations, proceedings, or inquiries; available sources and costs of fuels; the ability to control costs and avoid cost overruns during the development and construction of facilities, which include the development and construction of generating facilities with designs that have not been finalized or previously constructed; state and federal rate regulations and the impact of pending and future rate cases and negotiations, including rate actions relating to fuel and other cost recovery mechanisms; the ability to construct facilities in accordance with the requirements of permits and licenses, to satisfy any environmental performance standards and the requirements of tax credits and other incentives, and to integrate facilities into the Southern Company system upon completion of construction; advances in technology; legal proceedings and regulatory approvals and actions related to Plant Vogtle Units 3 and 4, including Georgia PSC approvals and Nuclear Regulatory Commission actions and related legal proceedings involving the commercial parties; the expected timing, likelihood, and benefits of completion of the Merger, including the failure to receive, on a timely basis or otherwise, the required approvals by government or regulatory agencies (including the terms of such approvals), the possibility that long-term financing for the Merger may not be put in place prior to the closing, the risk that a condition to closing of the Merger or funding of the bridge credit facility may not be satisfied, the possibility that the anticipated benefits from the Merger cannot be fully realized or may take longer to realize than expected, the possibility that costs related to the integration of Southern Company and AGL Resources will be greater than expected, the credit ratings of the combined company or its subsidiaries may be different from what the parties expect, the ability to retain and hire key personnel and maintain relationships with customers, suppliers, or other business partners, the diversion of management time on Merger-related issues, and the impact of legislative, regulatory, and competitive changes; and the ability of counterparties of Southern Company and its subsidiaries to make payments as and when due and to perform as required. Southern Company and Georgia Power expressly disclaim any obligation to update any forward-looking information.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2016	THE SOUTHERN COMPANY

	By	/s/Melissa K. Caen
Melissa K. Caen Corporate Secretary

GEORGIA POWER COMPANY

	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary

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